Eaton Corporation plc
First Quarter 2019 Report on Form 10-Q
Item 6
Exhibit 32.1
Certification

This written statement is submitted in accordance with Section 906 of the Sarbanes-Oxley Act of 2002. It accompanies Eaton Corporation plc’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (“10-Q Report”).
I hereby certify that, based on my knowledge, the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m), and information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Eaton Corporation plc and its consolidated subsidiaries.

Date:	April 30, 2019	/s/ Craig Arnold
Craig Arnold
Principal Executive Officer